CUSTODIAN FEE AGREEMENT
CAPITAL RESEARCH AND MANAGEMENT COMPANY

WHEREAS, each of the investment entities listed on Attachment I for which Capital Research and Management Company ("CRMC") serves as investment adviser (the "Funds") has entered into a Global Custody Agreement with JPMorgan Chase Bank ("JPMorgan"), pursuant to which JPMorgan acts as custodian for such Fund; and

WHEREAS, the Global Custody Agreement provides that the Funds will pay JPMorgan as compensation for its services thereunder such amounts as may be mutually agreed upon in writing from time-to-time:

NOW, THEREFORE, in consideration of the premises and covenants contained herein and in the respective Global Custody Agreement, the Funds and JPMorgan hereby agree that Custodian fees shall be payable by the Funds monthly according to the following:

I. Safekeeping -- Services provided by JPMorgan for the following fees include safekeeping, processing of securities transactions, income collection, corporate action processing, proxy voting processing, tax reclamation, and provision of all reports normally provided to custodian customers including through dial-up and internet report capabilities:

A.	Assets held with the United States - Custody fees shall be payable by the Funds at .05 basis points per annum for all U.S. assets for each Fund.

B.
Assets held outside the U.S. - Custody fees shall be paid by the Funds per the attached “Market Fee and Tiering Schedule” (Attachment II). Each quarter, JPMorgan will review the overall market values of the assets managed by Capital and apply the resulting blended basis point rate to markets qualifying for tiered discounts for each fund. JPMorgan will publish the results of this review to Capital each quarter for the duration of this agreement.

II. Transaction Fees - None, except for the following:

Directed or discretionary securities lending	To be determined when required
Transfer to successor custodian	$40 per transaction for asset positions held in the U.S.; $100 per transaction for asset positions held outside the U.S.
Russia Transaction Charges	As described on Attachment III
Class Action Filings	$500 per filing per account
American Funds Target Date Retirement Series - Manual Transactions	$25 per manual transaction

III. Out-of-Pocket -- The Funds will severally and not jointly reimburse JPMorgan for reasonable out-of-pocket expenses incurred on their behalf, such as stamp duty taxes, registration costs, scrip fees, transportation delivery costs and letter of credit fees, subject to the terms of the applicable Global Custody Agreement.

IV. U.S. Dollar Cash Balances -- It is acknowledged by the parties that the Funds, in the normal course of their investment operations, will generate “available” cash balances on which JPMorgan can earn income and that these balances will vary in accordance with a number of factors which include asset size and investment activity. Interest credits determined in accordance with this paragraph shall be calculated and applied on a Fund-by-Fund basis: no Fund’s credit shall be used to offset another Fund’s fees.

A.
With respect to all Funds other than the money market funds with check writing privileges, (The Cash Management Trust of America, The Tax-Exempt Money Fund of America, The U.S. Treasury Money Fund of America, collectively the “Money Market Funds”) JPMorgan will offset the Fund’s accrued interest credit for the month against the monthly fees payable by each Fund. In the case of positive cash balances, the interest credit will accrue daily and will be calculated by taking the daily cash balances of the Fund’s custody account (less the applicable reserve requirements, currently 10%) and multiplying those balances by the average Fed Funds rate in effect during the month. In the event that a particular day’s cash balance is negative, the negative balance will be multiplied by the average Fed Funds rate in effect during the month plus 25 basis points. Should a Fund’s interest credit for any month exceed the custodian fees payable by it for such month, no fees shall be payable; however, JPMorgan shall not in that event be required to make any payment to the Fund, nor shall JPMorgan be required to return fees previously paid by the fund. Any excess interest credits shall be carried forward and applied to fees payable during the succeeding month without regard to calendar year-end. If for any calendar month the interest credit for a Fund determined in accordance with this paragraph is negative, JPMorgan shall either draw down the existing earnings credit accrued or the Fund shall pay JPMorgan (in addition to the applicable custody fees) any residual amount.

B.
With respect to the Money Market Funds with check writing privileges, interest credits will be calculated according to the method described in above, except that the daily cash balance for the money market funds shall be determined as the net positive and negative available cash balances in the money market funds’ demand deposit and custody accounts listed below.

The Cash Management Trust of America	9104048427 and G00720
The Tax-Exempt Money Fund of America	9104048419 and S97501
The U.S. Treasury Money Fund of America	9104048401 and P96771

V. Fees are to be calculated and paid monthly. Fees will be based on each Fund’s prior month-end portfolio market value as reported by Capital. Capital must provide JPMorgan these market values on a country basis for each Fund. Monthly bills from JPMorgan shall provide details for all out-of-pocket expenses for which reimbursement is required and calculations of each Fund’s cash balances and interest credits.

VI. This fee agreement shall be effective January 1, 2007, and shall remain in effect until December 31, 2009 unless changed by mutual agreement in writing or as otherwise provided in this paragraph. In recognition of the term of this Fee Agreement and the significance of the JPMorgan relationship with Capital and its funds ("Capital Funds"), (a) if a significant change in a local market(s) lowers the cost of providing a custody service in that market(s) the Capital Funds shall be given the benefit of that applicable change, effective on the first day of the month of such change and (b) if the custody fee schedules applicable to any other client of JPMorgan or its affiliates for which similar custody services are provided were applied to the Capital Funds and would result in lower overall charges for the Funds, then JPMorgan will notify Capital and, upon consent from Capital, JPMorgan will give the benefit of such other client's fee schedules in their entirety to any fund that would benefit from such other client's fee schedules, effective on the first day of the month that the other client's fee schedules are made effective. For purposes of this agreement, similar custody services shall be determined by examining such factors as the nature and extent of the custody and other services provided.

VII. Markets not specified on the attached “Market Fee Schedule” will be invoiced at 40 basis points unless other arrangements have been mutually agreed to in writing.

VIII. Money Market Funds -- The Money Market Funds require additional services relating to the payment and report of shareholder redemption checks by JPMorgan Chase Bank, Syracuse ("JPMorgan, Syracuse"). Fees for services provided by JPMorgan, Syracuse are payable subject to the provisions of separate service agreements executed by and among each Money Market fund, American Funds Services, Inc. and JPMorgan Chase, Bank.

IX. The American Funds Target Date Retirement Series shall have a fixed minimum annual custody fee of $25,000 per fund. Manual transactions will be charged as outlined in Section II.

IXX. The following credit structure shall apply against the fees that would otherwise be owing to JPMorgan by a given Fund. If during the then immediately preceding four calendar quarters (e.g. during the four calendar quarters of 2006 as viewed at the end of the first quarter of 2007) a given Fund had paid to JPMorgan custody fees in excess of $15 million in the aggregate (e.g. $16 million in total for the four quarters of 2006), JPMorgan shall then credit the Fund (in accordance with the next sentence hereof) 50% of the difference (where a positive number) between (i) the custody fees owing by the fund for the then current calendar quarter (e.g. $4.4 million for the first quarter of 2006) and (ii) the average of the quarterly fees actually paid to JPMorgan by such Fund during the prior twelve calendar quarters (e.g. a $3 million average for the 12 calendar quarters of 2003- 20032005, which would equal a credit of $700,000). The credit amount so determined will be credited against the current month’s custody fees.

A.
If the actual fees paid by a Fund to JPMorgan (net of credits, if any, contemplated hereby) in any four calendar quarter period subsequent to the four calendar quarters of 2006 falls below $15 million in the aggregate (e.g. during the four calendar quarters ending in June 2008 a given Fund has paid to JPMorgan net custody fees of $14 million after credits as determined hereunder), new credits shall then cease to be made available, and the otherwise applicable fee schedule shall then apply, until such time as the amount paid for the then immediately preceding four calendar quarter period again exceed $15 million (e.g. during the four calendar quarters ending in December 2008a given fund had paid to JPMorgan net custody fees of $15.5 million, after credits as determined hereunder).

B.
Despite the foregoing, where the average non-U.S. securities transaction volume for a given Fund during the immediately preceding four calendar quarters (e.g. during the four calendar quarters of 2007as viewed at the end of the first quarter of 2008) increases by 25% or more versus the average of such volume during the immediately preceding twelve calendar quarters (e.g. during the twelve calendar quarters of 2004-2006), the credit set forth in this Article IX will be reduced by 25%.

C.
Where a given Fund has not paid custody fees (including payment by accrued interest credit as set forth in Article IV herein) to JPMorgan for 12 consecutive quarters but nevertheless paid to JPMorgan custody fees in excess of $15 million during the then immediately preceding four calendar quarters prior to the 12 consecutive quarters, JPMorgan will consider the basis on which, if any, it would be willing to afford a custody fee credit set forth in this Article VIII to such Fund.

Capital Research and Management Company	JPMorgan Chase Bank

Signed	Signed

Name	Name

Title	Title

Date	Date

ATTACHMENT 1
LIST OF FUNDS COVERED BY CUSTODY FEE AGREEMENT

AMCAP Fund, Inc.
EuroPacific Growth Fund
New Perspective Fund, Inc.
New World Fund, Inc.
American Mutual Fund, Inc.
Capital World Growth and  Income Fund, Inc.
The Investment Company of America
Capital Income Builder, Inc.
The Income Fund of America, Inc.
American Balanced Fund, Inc.
American High-Income Trust
The Bond Fund of America, Inc.
Capital World Bond Fund, Inc.
Intermediate Bond Fund of America
The American Funds Income Series - U.S. Government Securities Fund
American High-Income Municipal Bond Fund, Inc.
Limited Term Tax-Exempt Bond Fund of America
The Tax-Exempt Bond Fund of America, Inc.
The American Funds Tax-Exempt Series II - The Tax-Exempt Fund of California
The Cash Management Trust of America
The Tax-Exempt Money Fund of America
The U.S. Treasury Money Fund of America
Endowments - Growth and Income Portfolio
Endowments - Bond Portfolio
Short-Term Bond Fund of America, Inc.
American Funds 2010 Target Date Retirement Series
American Funds 2015 Target Date Retirement Series
American Funds 2020 Target Date Retirement Series
American Funds 2025 Target Date Retirement Series
American Funds 2030 Target Date Retirement Series
American Funds 2035 Target Date Retirement Series
American Funds 2040 Target Date Retirement Series
American Funds 2045 Target Date Retirement Series
American Funds 2050 Target Date Retirement Series

ATTACHMENT II
MARKET FEE SCHEDULE
EFFECTIVE JANUARY 1, 2007

MARKET	BASIS POINTS	MARKET	BASIS POINTS
Argentina	18	Luxembourg	6
Australia	2	Lebanon	40
Austria	2.75	Malaysia	6
Bahrain	40	Mauritius	35
Bangladesh	40	Mexico	8
Bermuda	40	Morocco	40
Botswana	40	Netherlands	2
Belgium	3	New Zealand	4.5
Brazil	15	Nigeria	50
Bulgaria	40	Norway	2.75
Canada	1	Oman	40
Chile	20	Pakistan	40
China	30	Peru	35
Colombia	40	Philippines	15
Cyprus	40	Poland	25
Croatia	40	Portugal	6
Czech	25	Romania	40
Denmark	2.75	Russia[1]	25 + Trans
Ecuador	40	Singapore	3.5
Egypt	35	Slovak Rep.	30
Estonia	40	Slovenia	40
Euroclear	1.5	South Africa	4
Finland	2.75	South Korea	5.5
France	1.35	Spain	3
Germany	1.35	Sri Lanka	35
Greece	10	Swaziland	40
Hong Kong	2.25	Sweden	3
Hungary	20	Switzerland	2
India	10	Taiwan	10
Indonesia	14	Thailand	8
Ireland	5	Turkey	12
Israel	20	Ukraine	40
Italy	2.5	United Kingdom	1.2
Ivory Coast	40	Uruguay	40
Japan	1.10	Venezuela	30
Jordan	40	Zambia	40
Kazakhstan	40	Zimbabwe	40
Kenya	40

1 Subject to terms outlined in Russia Transaction Fee Schedule detailed below.

ATTACHMENT III
RUSSIA TRANSACTION FEE SCHEDULE

Russian Transaction Charges	Moscow	European Russia	Elsewhere[2]
Purchases and Sales	$300	$750	$1,250
Corporate Actions and Dividends	$300	$750	$1,250
Out of Pocket Expenses (charged at cost)		air travel taxes registrar charges

2If DCC settlement is available, the transaction charge is $500. DCC settlement is subject to DCC timetables and schedule and is not controlled by JPMorgan.

ATTACHMENT IV
TIERING SCHEDULE

MARKET	First Tier		Second Tier		Third Tier		Fourth Tier		Fifth Tier
	Amount	BPs	Amount	BPs	Amount	BPs	Amount	BPs	Amount	BPs
ARGENTINA	500,000,000	18.00	750,000,000	14.40	1,125,000,000	11.52	1,687,500,000	9.22	2,531,250,000	7.37
AUSTRALIA	4,000,000,000	2.00	5,400,000,000	1.60	7,290,000,000	1.28	9,481,500,000	1.024	13,286,025,000	0.82
AUSTRIA	2,000,000,000	2.75	2,400,000,000	2.20	2,880,000,000	1.760	3,456,000,000	1.41	4,147,200,000	1.13
BAHRAIN	500,000,000	40.00	750,000,000	32.00	1,125,000,000	25.60	1,687,500,000	20.48	2,531,250,000	16.38
BANGLADESH	500,000,000	40.00	750,000,000	32.00	1,125,000,000	25.60	1,687,500,000	20.48	2,531,250,000	16.38
BELGIUM	1,000,000,000	3.00	1,500,000,000	2.40	2,250,000,000	1.54	3,375,000,000	1.54	5,062,500,000	1.23
BERMUDA	500,000,000	40.00	750,000,000	32.00	1,125,000,000	25.60	1,687,500,000	20.48	2,531,250,000	16.38
BOTSWANA	500,000,000	40.00	750,000,000	32.00	1,125,000,000	25.60	1,687,500,000	20.48	2,531,250,000	16.38
BRAZIL	750,000,000	15.00	1,050,000,000	12.00	1,470,000,000	9.60	2,058,000,000	7.68	2,881,200,000	6.14
BULGARIA	500,000,000	40.00	750,000,000	32.00	1,125,000,000	25.60	1,687,500,000	20.48	2,531,250,000	16.38
CANADA (rbc)	5,500,000,000	1.00	6,875,000,000	0.80	8,593,750,000	0.64	10,742,187,500	0.51	13,427,734,375	0.41
CHILE	500,000,000	20.00	625,000,000	16.00	781,250,000	12.80	976,562,500	10.24	1,220,703,125	8.19
CHINA	500,000,000	30.00	750,000,000	24.00	1,125,000,000	19.20	1,687,500,000	15.36	2,531,250,000	12.29
COLOMBIA	500,000,000	40.00	750,000,000	32.00	1,125,000,000	25.60	1,687,500,000	20.48	2,531,250,000	16.38
CROATIA	500,000,000	40.00	750,000,000	32.00	1,125,000,000	25.60	1,687,500,000	20.48	2,531,250,000	16.38
CYPRUS	500,000,000	40.00	750,000,000	32.00	1,125,000,000	25.60	1,687,500,000	20.48	2,531,250,000	16.38
CZECH REPUBLIC	500,000,000	25.00	750,000,000	20.00	1,125,000,000	16.00	1,687,500,000	12.80	2,531,250,000	10.24
DENMARK	2,000,000,000	2.75	3,000,000,000	2.20	4,500,000,000	1.76	6,750,000,000	1.41	10,125,000,000	1.13
ECUADOR	500,000,000	40.00	750,000,000	32.00	1,125,000,000	25.60	1,687,500,000	20.48	2,531,250,000	16.38
EGYPT	500,000,000	35.00	750,000,000	28.00	1,125,000,000	22.40	1,687,500,000	17.92	2,531,250,000	14.34
ESTONIA	500,000,000	40.00	750,000,000	32.00	1,125,000,000	25.60	1,687,500,000	20.48	2,531,250,000	16.38
EUROCLEAR	4,000,000,000	1.50	5,400,000,000	1.20	7,290,000,000	0.96	9,481,500,000	0.77	13,286,025,000	0.61
FINLAND	2,000,000,000	2.75	2,500,000,000	2.20	3,125000,000	1.76	3,906,250,000	1.41	4,882,812,500	1.13
FRANCE	8,500,000,000	1.35	11,475,000,000	1.08	15,491,250,000	0.86	20,913,187,500	0.69	28,232,803,125	0.55
GERMANY	7,000,000,000	1.35	9,450,000,000	1.08	12,757,500,000	0.86	17,222,625,000	0.69	23,250,543,750	0.55
GREECE	1,000,000,000	10.00	1,250,000,000	8.00	1,562,500,000	6.40	1,953,125,000	5.12	2,441,406,250	4.10
HONG KONG	3,000,000,000	2.25	3,600,000,000	1.80	4,320,000,000	1.44	5,184,000,000	1.15	6,220,800,000	0.92
HUNGARY	750,000,000	20.00	1,050,000,000	16.00	1,470,000,000	12.80	2,058,000,000	10.24	2,881,200,000	8.19
INDIA	3,000,000,000	10.00	4,,050,000,000	8.0	5,467,500,000	6.40	7,381,125,000	5.12	9,964,518,750	4.10
INDONESIA	750,000,000	14.00	1,050,000,000	11.20	1,470,000,000	8.96	2,058,000,000	7.17	2,881,200,000	5.73
IRELAND	500,000,000	5.00	750,000,000	4.00	1,125,000,000	3.20	1,687,500,000	2.56	2,531,250,000	2.05

MARKET	First Tier		Second Tier		Third Tier		Fourth Tier		Fifth Tier
	Amount	BPs	Amount	BPs	Amount	BPs	Amount	BPs	Amount	BPs
ISRAEL	750,000,000	20.00	1,012,500,000	16.00	1,366,875,000	12.80	1,845,281,250	10.24	2,491,129,688	8.19
ITALY	2,000,000,000	2.50	2,700,000,000	2.00	3,645,000,000	1.60	4,920,750,000	1.28	6,643,012,500	1.02
IVORY COAST	500,000,000	40.00	750,000,000	32.00	1,125,000,000	25.60	1,687,500,000	20.48	2,531,250,000	16.38
JAPAN	20,000,000,000	1.10	27,000,000,000	0.88	36,450,000,000	0.70	49,207,500,000	0.56	66,430,125,000	0.45
JORDAN	500,000,000	40.00	750,000,000	32.00	1,125,000,000	25.60	1,687,500,000	20.48	2,531,250,000	16.38
KAZAKHSTAN	500,000,000	40.00	750,000,000	32.00	1,125,000,000	25.60	1,687,500,000	20.48	2,531,250,000	16.38
KENYA	500,000,000	40.00	750,000,000	32.00	1,125,000,000	25.60	1,687,500,000	20.48	2,531,250,000	16.38
Korea	10,000,000,000	5.50	13,500,000,000	4.40	18,225,000,000	3.52	24,603,750,000	2.82	33,215,062,500	2.25
Lebanon	500,000,000	40.00	750,000,000	32.00	1,125,000,000	25.60	1,687,500,000	20.48	2,531,250,000	16.38
LUXEMBOURG	500,000,000	6.00	750,000,000	4.80	1,125,000,000	3.84	1,687,500,000	3.07	2,531,250,000	2.46
MALAYSIA	750,000,000	6.00	1,050,000,000	4.80	1,470,000,000	3.84	2,058,000,000	3.07	2,881,200,000	2.46
MAURITIUS	500,000,000	35.00	750,000,000	28.00	1,125,000,000	22.40	1,687,500,000	17.92	2,531,250,000	14.34
MEXICO	1,000,000,000	8.00	1,200,000,000	6.40	1,440,000,000	5.12	1,728,000,000	4.10	2,073,600,000	3.28
MOROCCO	500,000,000	40.00	750,000,000	32.00	1,125,000,000	25.60	1,687,500,000	20.48	2,531,250,000	16.38
NETHERLANDS	10,000,000,000	2.00	13,500,000,000	1.60	18,225,500,000	1.28	24,603,750,000	1.02	33,215,062,500	0.82
NEW ZEALAND	340,000,000	4.50	391,000,000	3.60	449,650,000	2.88	517,097,500	2.30	594,662,125	1.84
NIGERIA	500,000,000	50.00	750,000,000	40.00	1,125,000,000	32.00	1,687,500,000	25.60	2,531,250,000	20.48
NORWAY	2,000,000,000	2.75	2,800,000,000	2.20	3,920,000,000	1.76	5,488,000,000	1.41	7,683,200,000	1.13
OMAN	500,000,000	40.00	750,000,000	32.00	1,125,000,000	25.60	1,687,500,000	20.48	2,531,250,000	16.38
PAKISTAN	500,000,000	40.00	750,000,000	32.00	1,125,000,000	25.60	1,687,500,000	20.48	2,531,250,000	16.38
PERU	500,000,000	35.00	750,000,000	28.00	1,125,000,000	22.40	1,687,500,000	17.92	2,531,250,000	14.34
PHILIPPINES	750,000,000	15.00	937,500,000	12.00	1,171,875,000	9.60	1,464,843,750	7.68	1,831,054,688	6.14
POLAND	500,000,000	25.00	750,000,000	20.00	1,125,000,000	16.00	1,687,500,000	12.80	2,531,250,000	10.24
PORTUGAL	500,000,000	6.00	675,000,000	4.80	911,250,000	3.84	1,230,187,500	3.07	1,660,753,125	2.46
ROMANIA	500,000,000	40.00	750,000,000	32.00	1,125,000,000	25.60	1,687,500,000	20.48	2,531,250,000	16.38
RUSSIA	500,000,000	25.00	675,000,000	20.00	911,250,000	16.00	1,230,187,500	12.80	1,660,753,125	10.24
SINGAPORE	750,000,000	3.50	1,050,000,000	2.80	1,470,000,000	2.24	2,058,000,000	1.79	2,881,200,000	1.43
SLOVAKIA	500,000,000	30.00	750,000,000	24.00	1,125,000,000	19.20	1,687,500,000	15.36	2,531,250,000	12.29
SLOVENIA	500,000,000	40.00	750,000,000	32.00	1,125,000,000	25.60	1,687,500,000	20.48	2,531,250,000	16.38
SOUTH AFRICA	2,500,000,000	4.00	3,000,000,000	3.20	3,600,000,000	2.56	4,320,000,000	2.05	5,184,000,000	1.64
SPAIN	5,000,000,000	3.00	6,750,000,000	2.40	9,112,500,000	1.92	12,301,875,000	1.54	16,607,531,250	1.23
SRI LANKA	500,000,000	35.00	750,000,000	28.00	1,125,000,000	22.40	1,687,500,000	17.92	2,531,250,000	14.34
SWAZILAND	500,000,000	40.00	750,000,000	32.00	1,125,000,000	25.60	1,687,500,000	20.48	2,531,250,000	16.38
SWEDEN	3,000,000,000	3.00	4,050,000,000	2.40	5,467,500,000	1.92	7,381,125,000	1.54	9,964,518,750	1.23

MARKET	First Tier		Second Tier		Third Tier		Fourth Tier		Fifth Tier
	Amount	BPs	Amount	BPs	Amount	BPs	Amount	BPs	Amount	BPs
SWITZERLAND	12,500,000,000	2.00	16,875,000,000	1.60	22,781,250,000	1.28	30,754,687,500	1.02	41,518,828,125	0.82
TAIWAN	10,000,000,000	10.00	12,500,000,000	8.00	15,625,000,000	6.40	19,531,250,000	5.12	24,414,062,500	4.10
THAILAND	500,000,000	8.00	750,000,000	6.40	1,125,000,000	5.12	1,687,500,000	4.10	2,531,250,000	3.28
TURKEY	500,000,000	12.00	675,000,000	9.50	911,250,000	7.68	1,230,187,500	6.14	1,660,753,125	4.92
UKRAINE	500,000,000	40.00	750,000,000	32.00	1,125,000,000	25.60	1,687,500,000	20.48	2,531,250,000	16.38
United Kingdom	14,000,000,000	1.20	18,900,000,000	0.96	25,515,000,000	0.77	34,445,250,000	0.61	46,501,087,500	0.49
United States		0.05
URUGUAY	500,000,000	40.00	750,000,000	32.00	1,125,000,000	25.60	1,687,500,000	20.48	2,531,250,000	16.38
VENEZUELA	500,000,000	30.00	750,000,000	24.00	1,125,000,000	19.20	1,687,500,000	15.36	2,531,250,000	12.29
ZAMBIA	500,000,000	40.00	750,000,000	32.00	1,125,000,000	25.60	1,687,500,000	20.48	2,531,250,000	16.38
ZIMBABWE	500,000,000	40.00	750,000,000	32.00	1,125,000,000	25.60	1,687,500,000	20.48	2,531,250,000	16.38